Exhibit 99.1

TD SYNNEX Reports Record Fiscal 2026 Second Quarter Results
•Revenue of $19.6 billion, an increase of 31.0% year over year, 29.1% in constant currency(1), and significantly above the high end of our outlook.
•Non-GAAP gross billings(1) of $28.9 billion, an increase of 33.4% year over year, 31.7% in constant currency(1), and significantly above the high end of our outlook.
•Diluted earnings per share (“EPS”) of $4.15, and non-GAAP diluted EPS(1) of $4.85, an increase of 62.2% year over year and significantly above the high end of our outlook.
~~•~~Returned $151 million to stockholders in the form of $112 million of share repurchases and $39 million in dividends.
•Announced a quarterly cash dividend of $0.48 per common share, up 9% year over year.
“We delivered a record quarter with broad-based strength across Distribution and Hyve, building on the momentum we have carried out of recent quarters,” said Patrick Zammit, CEO of TD SYNNEX. “Our results reflect consistent execution against our strategy.”
CLEARWATER, FL and FREMONT, CA, June 25, 2026 – TD SYNNEX (NYSE: SNX) today announced financial results for the fiscal second quarter ended May 31, 2026.
Consolidated Financial Highlights for the Fiscal 2026 Second Quarter

GAAP
($ in millions, except earnings per share)
	Q2 FY26	Q2 FY25	Net Change from Q2 FY25
Revenue	$19,575	$14,946	31.0%
Gross profit	$1,339	$1,046	28.0%
Gross margin	6.84%	7.00%	(16) bps
Operating income	$519	$328	58.3%
Operating margin	2.65%	2.20%	45 bps
Net income	$334	$185	80.7%
Diluted EPS	$4.15	$2.21	87.8%

Non-GAAP
($ in millions, except earnings per share)
	Q2 FY26	Q2 FY25	Net Change from Q2 FY25
Gross billings(1)	$28,879	$21,648	33.4%
Gross to net %(1)	(32.2)%	(31.0)%	(120) bps
Revenue	$19,575	$14,946	31.0%
Gross profit	$1,339	$1,046	28.0%
Gross margin	6.84%	7.00%	(16) bps
Operating income(1)	$615	$414	48.5%
Operating margin(1)	3.14%	2.77%	37 bps
Net income(1)	$390	$251	55.8%
Diluted EPS(1)	$4.85	$2.99	62.2%

Fiscal 2026 Third Quarter Outlook
The following statements are based on TD SYNNEX’s current expectations for the fiscal 2026 third quarter. These statements are forward-looking and actual results may differ materially. Non-GAAP gross billings(1) include the impact of costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts, and the remaining non-GAAP financial measures exclude the impact of amortization of intangible assets, share-based compensation and the related tax effects thereon.

Q3 2026 Outlook
Revenue	$18.2 - $19.0 billion
Non-GAAP gross billings(1)	$27.2 - $28.2 billion
Net income	$273 - $313 million
Non-GAAP net income(1)	$341 - $381 million
Diluted earnings per share	$3.40 - $3.90
Non-GAAP diluted earnings per share(1)	$4.25 - $4.75
Estimated outstanding diluted weighted average shares	79.4 million
Dividend
TD SYNNEX announced today that its Board of Directors declared a quarterly cash dividend of $0.48 per common share. The dividend is payable on July 31, 2026 to stockholders of record as of the close of business on July 17, 2026.
Conference Call and Webcast
TD SYNNEX will host a conference call today to discuss the 2026 fiscal second quarter results at 6:00 AM (PT)/9:00 AM (ET).
A live audio webcast of the earnings call will be accessible at ir.tdsynnex.com and a replay of the webcast will be available following the call.
About TD SYNNEX
TD SYNNEX (NYSE: SNX) is a leading global distributor, solutions aggregator, and original design and contract manufacturer that plays a central role in connecting the information technology (“IT”) ecosystem. We support more than 150,000 customers across over 100 countries with a comprehensive edge‑to‑cloud portfolio spanning cybersecurity, analytics, artificial intelligence, mobility, and Everything‑as‑a‑Service. We are a Fortune 100 company that helps partners maximize the value of technology investments and achieve measurable business outcomes through our global reach, expertise, and enablement capabilities. Headquartered in Clearwater, Florida and Fremont, California, the Company's distribution business brings together a broad portfolio of IT hardware, software, and systems, providing access to products across the global IT ecosystem. The Company's Hyve Solutions business partners with technology companies to design, manufacture, and deliver traditional and accelerated compute, cloud, and connected infrastructure. For more information, visit TDSYNNEX.com, follow our newsroom or find us on LinkedIn, Facebook and Instagram.

(1)Use of Non-GAAP Financial Information
In addition to the financial results presented in accordance with GAAP, TD SYNNEX uses and refers to:
•Non-GAAP gross billings, which are the amounts billed to the customer prior to any presentation adjustment under ASC Topic 606 for those arrangements where the Company does not act as the principal. Non-GAAP gross billings are a useful non-GAAP metric in understanding the volume of our business activity and serve as an important performance metric in internally managing our operations.

•Revenue and non-GAAP gross billings in constant currency, which adjusts for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our performance. Financial results adjusted for constant currency are calculated by translating current period activity using the comparable prior year periods’ currency conversion rate.
•“Gross to net %” refers to the percentage of adjustments made to non-GAAP gross billings for costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts.
•Non-GAAP operating income and non-GAAP operating margin, which exclude acquisition, integration and restructuring costs, the amortization of intangible assets and share-based compensation expense.
•Non-GAAP net income and non-GAAP diluted earnings per share, which exclude acquisition, integration and restructuring costs, the amortization of intangible assets, share-based compensation expense, realized gains upon sale of certain equity securities ("gain on investments") and the related tax effects thereon.
•Free cash flow, which is cash flow from operating activities reduced by purchases of property and equipment. TD SYNNEX uses free cash flow to conduct and evaluate its business because although it is similar to cash flows from operating activities, TD SYNNEX believes free cash flow is an additional useful measure of cash flows since purchases of property and equipment are a necessary component of ongoing operations. Free cash flow reflects an additional way of viewing TD SYNNEX’s liquidity that, when viewed with its GAAP results, provides a more complete understanding of factors and trends affecting its cash flows. Free cash flow has limitations as it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions. Therefore, TD SYNNEX believes it is important to view free cash flow as a complement to its entire Consolidated Statements of Cash Flows.
In prior periods, TD SYNNEX has excluded other items relevant to those periods for purposes of its non-GAAP financial measures.
Acquisition, integration and restructuring costs, which are expensed as incurred, primarily represent professional services costs for legal, banking, consulting and advisory services, severance and other personnel-related costs, share-based compensation expense and debt extinguishment fees that are incurred in connection with acquisition, integration, restructuring, and divestiture activities. From time to time, this category may also include transaction-related gains/losses on divestitures/spin-off of businesses, costs related to long-lived assets including impairment charges and accelerated depreciation and amortization expense due to changes in asset useful lives, as well as various other costs associated with the acquisition or divestiture.
TD SYNNEX’s acquisition activities have resulted in the recognition of finite-lived intangible assets which consist primarily of customer relationships and vendor lists. Finite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s Statements of Operations. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.

Share-based compensation expense is a non-cash expense arising from the grant of equity awards to employees and non-employee members of the Company’s Board of Directors based on the estimated fair value of those awards. Although share-based compensation is an important aspect of the compensation of our employees, the fair value of the share-based awards may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards and the expense can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Given the variety and timing of awards and the subjective assumptions that are necessary when calculating share-based compensation expense, TD SYNNEX believes this additional information allows investors to make additional comparisons between our operating results from period to period.
Gain on investments includes benefits recorded in other income (expense), net during the first and second quarters of fiscal 2026 resulting from realized gains upon sale of certain equity securities.
TD SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of TD SYNNEX’s operational results and trends that more readily enable investors to analyze TD SYNNEX’s base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with TD SYNNEX’s Consolidated Financial Statements prepared in accordance with GAAP. A reconciliation of TD SYNNEX’s GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.
Safe Harbor Statement
Statements in this news release regarding TD SYNNEX that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TD SYNNEX expectations as a result of a variety of factors. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements about our strategy, demand, plans and positioning, capital allocation, as well as guidance related to the third quarter of 2026. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TD SYNNEX is unable to predict or control, that may cause TD SYNNEX actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to: the unfavorable outcome of any legal proceedings that have been or may be instituted against us; the ability to retain key personnel; general economic and political conditions, including geopolitical instability and armed conflicts in the Middle East and other regions; weakness in information technology spending; seasonality; risks related to the buying patterns of our customers, concentration of sales to large customers; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; the timing and amount of returns to our stockholders via repurchases of our common stock and dividends; changes in foreign currency exchange rates and interest rates; increased inflation; uncertainty over global trade policies and the impacts of related tariffs; dependence upon and trends in capital spending budgets in the IT industry; investments in IT systems and adoption of new technologies, including artificial intelligence or other products and services; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our supplier finance programs; credit exposure to our reseller customers and negative trends in their businesses; any incidents of theft; the declaration, timing and payment of dividends, and the Board’s reassessment thereof; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2025 and subsequent SEC filings. Statements included in this press release are based upon information known to TD SYNNEX as of the date of this release, and TD SYNNEX assumes no obligation to update information contained in this press release unless otherwise required by law.

Copyright 2026 TD SYNNEX CORPORATION. All rights reserved. TD SYNNEX, the TD SYNNEX Logo, and all other TD SYNNEX company, product and services names and slogans are trademarks or registered trademarks of TD SYNNEX Corporation. Other names and marks are the property of their respective owners.

Contacts:
Nate Friedel	Emily Moseley
Investor Relations	Global Corporate Communications
IR@tdsynnex.com	corpcommunications@tdsynnex.com

TD SYNNEX Corporation
Consolidated Balance Sheets
(Currency and share amounts in thousands, except par value)
(Amounts may not add or compute due to rounding)
(Unaudited)

	May 31, 2026	November 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,094,181	$2,435,389
Accounts receivable, net	12,995,129	11,707,581
Receivables from vendors, net	836,776	972,658
Inventories	13,894,044	9,504,340
Other current assets	768,779	669,470
Total current assets	29,588,909	25,289,438
Property and equipment, net	540,357	496,291
Goodwill	4,116,247	4,099,297
Intangible assets, net	3,642,670	3,774,952
Other assets, net	617,830	590,920
Total assets	$38,506,013	$34,250,898

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$1,125,798	$1,018,321
Accounts payable	21,179,061	17,624,254
Other accrued liabilities	2,368,166	2,318,265
Total current liabilities	24,673,025	20,960,840
Long-term borrowings	3,594,171	3,592,130
Other long-term liabilities	486,499	447,981
Deferred tax liabilities	801,959	799,518
Total liabilities	29,555,654	25,800,469
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 99,012 shares issued as of both May 31, 2026 and November 30, 2025	99	99
Additional paid-in capital	7,454,525	7,431,231
Treasury stock, 19,673 and 18,912 shares as of May 31, 2026 and November 30, 2025, respectively	(2,198,129)	(2,038,528)
Accumulated other comprehensive loss	(326,929)	(379,433)
Retained earnings	4,020,793	3,437,060
Total stockholders' equity	8,950,359	8,450,429
Total liabilities and equity	$38,506,013	$34,250,898

TD SYNNEX Corporation
Consolidated Statements of Operations
(Currency and share amounts in thousands, except per share amounts)
(Amounts may not add or compute due to rounding)
(Unaudited)

	Three Months Ended		Six Months Ended
	May 31, 2026	May 31, 2025	May 31, 2026	May 31, 2025
Revenue	$19,574,813	$14,946,315	$36,736,011	$29,478,022
Cost of revenue	(18,235,352)	(13,899,942)	(34,144,404)	(27,433,643)
Gross profit	1,339,461	1,046,373	2,591,607	2,044,379
Selling, general and administrative expenses	(820,099)	(718,234)	(1,582,885)	(1,411,781)
Operating income	519,362	328,139	1,008,722	632,598
Interest expense and finance charges, net	(97,841)	(89,982)	(184,375)	(177,862)
Other income (expense), net	8,412	(79)	27,994	(1,775)
Income before income taxes	429,933	238,078	852,341	452,961
Provision for income taxes	(95,845)	(53,157)	(191,338)	(100,503)
Net income	$334,088	$184,921	$661,003	$352,458
Earnings per common share:
Basic	$4.16	$2.22	$8.21	$4.20
Diluted	$4.15	$2.21	$8.19	$4.19
Weighted-average common shares outstanding:
Basic	79,557	82,626	79,754	83,115
Diluted	79,755	82,935	79,965	83,447

TD SYNNEX Corporation
Consolidated Statements of Cash Flows
(Currency amounts in thousands)
(Amounts may not add or compute due to rounding)
(Unaudited)

	Three Months Ended		Six Months Ended
	May 31, 2026	May 31, 2025	May 31, 2026	May 31, 2025
Cash flows from operating activities:
Net income	$334,088	$184,921	$661,003	$352,458
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	105,279	103,595	209,954	203,305
Share-based compensation	17,875	11,950	41,520	33,811
Provision for doubtful accounts	16,360	4,576	23,193	10,942
Gain on investments	(10,753)	—	(33,107)	—
Other	633	1,579	198	5,952
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable, net	(1,147,557)	(393,970)	(1,283,884)	460,250
Receivables from vendors, net	102,520	9,599	139,243	(7,041)
Inventories	(2,946,352)	(111,776)	(4,363,864)	(214,637)
Accounts payable	3,203,711	1,099,965	3,488,208	(870,147)
Other operating assets and liabilities	58,585	(337,257)	(43,941)	(149,708)
Net cash (used in) provided by operating activities	(265,611)	573,182	(1,161,477)	(174,815)
Cash flows from investing activities:
Purchases of property and equipment	(66,822)	(30,243)	(99,969)	(71,768)
Acquisition of businesses, net of cash acquired	—	(666)	(7,786)	(4,459)
Proceeds from sale of investments in equity securities	12,880	—	42,734	—
Other	79	4,363	(441)	5,149
Net cash used in investing activities	(53,863)	(26,546)	(65,462)	(71,078)
Cash flows from financing activities:
Dividends paid	(38,528)	(36,898)	(77,270)	(74,118)
Proceeds from reissuance of treasury stock	3,713	2,732	22,328	12,513
Repurchases of common stock	(112,355)	(148,818)	(192,097)	(249,328)
Repurchases of common stock for tax withholdings on equity awards	(3,106)	(4,582)	(6,682)	(8,832)
Net borrowings (repayments) on revolving credit loans	25,049	(212,714)	138,479	208,708
Principal payments on long-term debt	(13,896)	(14,914)	(14,557)	(15,541)
Other	(366)	—	(2,103)	—
Net cash used in financing activities	(139,489)	(415,194)	(131,902)	(126,598)
Effect of exchange rate changes on cash and cash equivalents	(9,413)	93,794	17,633	80,212
Net (decrease) increase in cash and cash equivalents	(468,376)	225,236	(1,341,208)	(292,279)
Cash and cash equivalents at beginning of period	1,562,557	541,863	2,435,389	1,059,378
Cash and cash equivalents at end of period	$1,094,181	$767,099	$1,094,181	$767,099

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Six Months Ended
Revenue in constant currency	May 31, 2026	May 31, 2025	May 31, 2026	May 31, 2025
Revenue	$19,574,813	$14,946,315	$36,736,011	$29,478,022
Impact of changes in foreign currencies	(280,184)	—	(988,748)	—
Revenue in constant currency	$19,294,629	$14,946,315	$35,747,263	$29,478,022

	Three Months Ended		Six Months Ended
	May 31, 2026	May 31, 2025	May 31, 2026	May 31, 2025
Non-GAAP gross billings
Revenue	$19,574,813	$14,946,315	$36,736,011	$29,478,022
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	9,304,288	6,701,215	17,918,545	12,887,704
Non-GAAP gross billings	$28,879,101	$21,647,530	$54,654,556	$42,365,726
Impact of changes in foreign currencies	(375,832)	—	(1,311,686)	—
Non-GAAP gross billings in constant currency	$28,503,269	$21,647,530	$53,342,870	$42,365,726

	Three Months Ended		Six Months Ended
	May 31, 2026	May 31, 2025	May 31, 2026	May 31, 2025
Non-GAAP operating income & non-GAAP operating margin
Operating income	$519,362	$328,139	$1,008,722	$632,598
Acquisition, integration and restructuring costs	2,116	664	3,000	1,726
Amortization of intangibles	75,663	73,282	151,366	144,689
Share-based compensation expense	17,875	11,950	41,520	33,811
Non-GAAP operating income	$615,016	$414,035	$1,204,608	$812,824

Operating margin	2.65%	2.20%	2.75%	2.15%
Non-GAAP operating margin	3.14%	2.77%	3.28%	2.76%

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands, except per share amounts)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Six Months Ended
	May 31, 2026	May 31, 2025	May 31, 2026	May 31, 2025
Non-GAAP net income & non-GAAP diluted EPS(1)
Net income	$334,088	$184,921	$661,003	$352,458
Acquisition, integration and restructuring costs	2,116	664	3,000	1,726
Amortization of intangibles	75,663	73,282	151,366	144,689
Share-based compensation	17,875	11,950	41,520	33,811
Gain on investments	(10,753)	—	(33,107)	—
Income taxes related to the above	(28,565)	(20,300)	(50,791)	(44,796)
Non-GAAP net income	$390,424	$250,517	$772,991	$487,888

Diluted EPS(1)	$4.15	$2.21	$8.19	$4.19
Acquisition, integration and restructuring costs	0.03	0.01	0.04	0.02
Amortization of intangibles	0.94	0.87	1.88	1.71
Share-based compensation	0.22	0.14	0.51	0.40
Gain on investments	(0.13)	—	(0.41)	—
Income taxes related to the above	(0.36)	(0.24)	(0.63)	(0.53)
Non-GAAP diluted EPS(1)	$4.85	$2.99	$9.58	$5.79
(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees, as well as vested but unexercised common stock warrants, are considered participating securities. For purposes of calculating Diluted EPS, net income allocated to participating securities was approximately 0.9% of net income for all periods presented.

	Three Months Ended		Six Months Ended
	May 31, 2026	May 31, 2025	May 31, 2026	May 31, 2025
Free cash flow
Net cash (used in) provided by operating activities	$(265,611)	$573,182	$(1,161,477)	$(174,815)
Purchases of property and equipment	(66,822)	(30,243)	(99,969)	(71,768)
Free cash flow	$(332,433)	$542,939	$(1,261,446)	$(246,583)

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Amounts may not add or compute due to rounding)

	Forecast
	Three Months Ending
(Currency in millions, except per share amounts)	August 31, 2026
Non-GAAP net income and non-GAAP Diluted EPS	Low	High
Net income	$273	$313
Amortization of intangibles	75	75
Share-based compensation	15	15
Income taxes related to the above	(22)	(22)
Non-GAAP net income	$341	$381

Diluted EPS(1)	$3.40	$3.90
Amortization of intangibles	0.93	0.93
Share-based compensation	0.19	0.19
Income taxes related to the above	(0.27)	(0.27)
Non-GAAP Diluted EPS(1)	$4.25	$4.75
(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees, as well as vested but unexercised common stock warrants, are considered participating securities. Net income allocable to participating securities is estimated to be approximately 1.1% of the forecast net income for the three months ending August 31, 2026.

	Forecast
	Three Months Ending
(Currency in billions)	August 31, 2026
Non-GAAP gross billings	Low	High
Revenue	$18.2	$19.0
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	9.0	9.2
Non-GAAP gross billings	$27.2	$28.2